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                                                                 EXHIBIT (10)(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 26 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A and included in the prospectus included in Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account B of ML Life Insurance Company of New York, File Nos. 33-43654 and 33-45380.

                                                 /s/ BARRY G. SKOLNICK
                                          --------------------------------------
                                                    Barry G. Skolnick
                                            Senior Vice President and General
                                                         Counsel

April 21, 2006